UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 3, 2007

                          ROCKY MOUNTAIN MINERALS, INC.
                          -----------------------------
               (Exact Name of Registrant as Specified in Charter)


         Wyoming                        0-9060                  83-0221102
         -------                        ------                  ----------
(State or Other Jurisdiction         (Commission             (I.R.S. Employer
of Incorporation)                    File Number)            Identification No.)


2480 North Tolemac Way, Prescott, Arizona                           86305
-----------------------------------------                           -----
(Address of Principal Executive Offices)                          (Zip Code)


       Registrant's telephone number, including area code: (928) 778 1450


          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01 Other Events.

Background History
------------------
As set forth in the Current Report filed with the Securities and Exchange Commission on Form 8-K on September 18, 2007 (Commission file number 000-09060), which Current Report is incorporated into this document by reference, on September 17, 2007 we received notice (the "Notice") from, respectively, BHP Billiton Petroleum (North West Shelf) Pty Ltd ("BHP") and Apache Northwest Pty Ltd ("Apache," and BHP and Apache, each, a "Counterparty" and, collectively, "Counterparties") that BHP intended to surrender [effectively, to the State of Western Australia, Australia] petroleum exploration permit WA-322-P ("Permit 322"), and BHP and Apache intended to surrender [effectively, to the State of Western Australia, Australia] petroleum exploration permit WA-329-P ("Permit 329"). Permit 322 and Permit 329 had previously been issued by a subdivision of the government of the State of Western Australia, Australia, and are referred to in this document, each, as a "Permit" and, collectively, as the "Permits."

BHP acquired our 25% interest in Permit 322 from us and the balance of the interest in Permit 322 from Octanex NL ("Octanex") and Strata Resources NL ("Strata"), the third parties that held such balance of the interest, on or about May 3, 2004; and BHP and Apache acquired our 25% interest in Permit 329 from us and the balance of the interest in Permit 329 from Octanex and Strata, the third parties that held the balance of such interest, on or about July 8, 2005 (collectively, the "Sales").

Pursuant to the terms of each of the Sales, among other things, if a Counterparty desired at any time to surrender its Permit, it had an obligation to give each of Octanex, Strata and us 60 days' notice of its intention to surrender the Permit; and each of Octanex, Strata and us had 15 days after the posting of the notice to advise the Counterparty if it was willing to accept an assignment of the Permit or a part thereof to it from the Counterparty, effectively, in lieu of the Permit being surrendered.

The preceding paragraph describes our right, and not an obligation, to accept an offer of assignment of the Permit. There was no an obligation on our part to do so.

Pursuant to the terms of the Sales, if we did not advise the Counterparty that we were willing to accept an assignment of the Permit, we would relinquish all our rights to the Permit as provided under the relevant terms of the Sales.

Additionally, pursuant to the terms of the Sales, BHP and Apache had no obligation to pay Octanex, Strata and us the supplemental purchase prices of a total of $1,100,000 in respect to Permit 322 and a total of $1,000,000 in respect to Permit 329, if they did not drill an exploration well in the area covered by the relevant Permit and if they did not enter into what was referred to as "Permit Year 5" in the terms of the Sales. We understand that no such exploration wells have been drilled and believe that, prior to the Notice having been given, Permit Year 5 has not been entered in respect to either Permit.

Pursuant to the terms of the Sales, BHP and Apache also granted certain royalty rights in favour of Octanex, Strata and us, but these royalty rights only have effect if BHP and Apache retain an interest in the Permits.


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Our Election Not to Accept a Reassignment of the Permits
--------------------------------------------------------
On October 1, 2007, following the receipt of the Notice, we gave notice to Octanex and Strata to the effect that we did not wish to accept a reassignment of the Permit and, on October 3, 2007, provided a notice to BHP and Apache to the same effect.

We believe that both our obligations and the supplemental purchase price and royalty rights in connection with the Permits are thus at an end.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ROCKY MOUNTAIN MINERALS, Inc.

Date: October 3, 2007          By: /s/ M.A. Muzzin
                                   ---------------
                                   M.A. Muzzin
                                   President, Chief Executive Officer,
                                   Chairman and Director




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